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                                                                    Exhibit 23.1





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-10057), (Form S-8 No. 333-07271), and (Form S-8 No. 333-07267)
of Florafax International, Inc. and the related prospectuses of our report dated October 8, 1998, with respect to the supplemental consolidated financial statements of Gerald Stevens, Inc. (formerly Florafax International, Inc.) as of August 31, 1997 and the two years then ended, included in this Current Report (Form 8-K).


                                            /s/ Ernst & Young LLP


Tampa, Florida
June 2, 1999